UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 9, 2007

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of  Directors or Certain Officers; Election of Directors; Appointmnet of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2007, at their scheduled quarterly meeting, the Board of Directors nominated and appointed James C. McGill, Paul F. Largess, Thomas J Franz and Daniel E. O’Keefe as directors as well as accepted the resignation of Freddie H.  Gibson.  The size of the Company’s Board of Directors was increased to eight members to accommodate the new members which will serve until the next annual meeting of stockholders, at which time it is expected they will be nominated for reelection.

As members of the Board of Directors, Mr. McGill, Mr. Largess and Mr. Franz will serve on the Audit Committee. In addition, Mr. McGill will serve on the Compensation Committee, while Mr. Largess and Mr. Franz will serve on the Corporate Governance and Nominating Committee.

Mr. Gibson, who served on the Board of Directors since 1999, resigned to pursue other business interests.

The Company issued a press release on August 10, 2007 announcing the election of the new directors, their corresponding committee assignments as well as the resignation of Mr. Gibson from the Board of Directors.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

        The following Exhibits are furnished herewith:

99.1	Press Release dated August 10, 2007, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                           ADDVANTAGE TECHNOLOGIES GROUP, INC.

 Date: August 10, 2007                                                                                                       By: /s/ Kenneth A. Chymiak
                                                                                                                                                            Kenneth A. Chymiak
                              President and Chief Executive Officer

Exhibit Index

Exhibit Number      Description

99.1	Press Release dated August 10, 2007, issued by the Company